UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

____________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 14, 2018, Redwood Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”), pursuant to which the Company may sell up to an aggregate of $150,000,000 of the Company’s common stock, par value $0.01 per share (the “Shares”) from time to time in “at the market” offerings (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to a distribution agreement (the “Agreement”) entered into by the Company and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and JMP Securities LLC, as agents and/or principals, for the offer and sale of the Shares (each, individually, an “Agent”, and together, the “Agents”). The Company intends to use the net proceeds from the Offering to fund its business and investment activity, which may include funding purchases of residential mortgage loans and acquiring mortgage-backed securities for its investment portfolio, funding new investment initiatives in the single-family rental, fix-and-flip, re-performing residential, and multifamily housing sectors (among others), as well as for other initiatives and general corporate purposes.

None of the Agents is required to sell any specific number or dollar amount of Shares but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Agreement, Shares on terms agreed upon by us and such Agent from time to time.

Sales of the Shares, if any, under the Agreement may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange, sales made to or through market makers and sales made through other securities exchange or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Agent may agree. The Offering will terminate upon the earlier of (1) the sale of Shares having an aggregate gross sales price of $150,000,000 pursuant to the Agreement and (2) the termination of the Agreement by us or by the parties thereto by mutual agreement. Any Agent may also terminate the Agreement but only with respect to itself.

The Agreement provides that an Agent will be entitled to a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of any of the Shares sold through it as Agent. Under the terms of the Agreement, the Company may also sell Shares to each of the Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Shares to any Agent as principal, it will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction. In any such sale to an Agent as principal, we may agree to pay the applicable Agent a commission or discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-211267), which was filed with the SEC, and became effective on, May 10, 2016. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report and incorporated herein by reference.

The company is filing the opinion of its Maryland counsel, Venable LLP, regarding the legality of the Shares that may be issued pursuant to the Agreement. The opinion is filed as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Distribution Agreement by and among Redwood Trust, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and JMP Securities LLC, dated November 14, 2018.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, General Counsel, and Secretary